Exhibit 107

Calculation of Filing Fee Tables

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(Form Type)

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SaverOne 2014 Ltd.

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Maximum Aggregate Offering Price(1)(2)(3)	Fee Rate	Amount of Registration Fee (4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, NIS 0.01 par value per share, as represented by American Depositary Shares	(1)	$11,500,000	..0000927	$1,066.05
Fees to Be Paid	Other	Representative’s warrants
Fees to Be Paid	Equity	Ordinary Shares underlying the American Depositary Shares issuable upon exercise of Representative’s warrants (5)	(1)	$718,750	.0000927	$66.63
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts		$12,218,750.00
	Net Fee Due		$1,132.68

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Includes Ordinary Shares granted pursuant to the underwriters’ option to purchase additional American Depositary Shares, or ADSs.

(3)	The Ordinary Shares will be represented by ADSs. ADSs, issuable upon deposit of Ordinary Shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. ). Each ADS represents ordinary share(s).

(4)	In accordance with Rule 457(g) under the Securities Act, because the Ordinary Shares of the registrant underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s warrants is equal to 125% of $575,000 (which is equal to 5% of $11,500,000).